UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011

EMERGING MEDIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-52408 (Commission File Number)	13-1026995 (IRS Employer Identification No.)	Nevada (State or Other Jurisdiction of Incorporation)

121 South Orange Ave., Suite 1500
Orlando, FL 32801

(Address of Principal Executive Offices)
(Zip Code)

(011) 373 2 22 37 979

(Registrant’s Telephone Number, Including Area Code)

1809 East Broadway Street, Suite 175
Ovieda, FL 32765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of Material Definitive Agreement.

Termination of Exchange Agreement with Men’s Medical Corporation

On February 10, 2011, we entered into an Exchange Agreement (the “Exchange Agreement”), dated as of January 1, 2011, between the Company and Men’s Medical Corporation, a Florida corporation (“MMC”). In exchange for all of the outstanding shares of capital stock of MMC which were owned by Saddleworth Ventures, LLC, in turn owned by Chris Smith, we had agreed to issue to Mr. Smith 1,000 shares of a Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of a class of preferred stock to be to be authorized.  The Series A Preferred Stock would have been convertible into and voted as 25,000,000 shares of common stock, which would have effectively given control of our company to Chris Smith.  On February 16, 2011, we filed an Information Statement on Schedule 14C with the Securities and Exchange Commission for the authorization of the class of Preferred Stock and for a 1-for-10 reverse split of our outstanding common stock. In connection with the Exchange Agreement, Chris Smith was appointed as a director and as our President and Chief Executive Officer.

The rationale of the Company’s Board of Directors for entering into the transaction with MMC in the first place was based on two factors: first, management had previously decided that holding a number of media companies in a U.S. publicly-traded company involved a lot of cost and expense for companies of this size, and that certain of the media companies would be operated more efficiently as private companies. This was the basis for the sale of several of the media companies to one of the Company’s directors on February 2, 2011.  One media company was retained since the Board’s view was that, if another media acquisition presented itself, the acquisition would complement the existing business of the Company.  The acquisition of MMC was pursued through the execution of the Exchange Agreement, since representations were made to the Company as to the completion of the acquisition of a minimum of three men’s medical clinics by MMC by the closing date.  All three of our directors approved this transaction. The view of the Board was that this type of business operation, which had the potential for expansion, appeared to be more appropriate for a publicly traded company than the media operations, of which two subsidiaries had been sold to a director, one media subsidiary having been retained.

On May 31, 2011, our Board of Directors agreed with Chris Smith and MMC, effective immediately, to terminate the Exchange Agreement and to void any rights of the stockholders of MMC to the 1,000 shares of Series A Preferred Stock which were to have been issued in the exchange.  MMC was unable to satisfy a closing condition in the Exchange Agreement requiring delivery of MMC audited financials, since MMC did not deliver within 75 days after closing under Section 1.12(b) of the Exchange Agreement financial statement schedules, together with a written assurance of presenting the GAAP standard audit.   Further, in addition to failure to deliver the schedules and MMC not having provided any timetable such schedules to be delivered, the business basis for the Company’s having executed the Exchange Agreement were representations of MMC that MMC was in the process of proceeding to acquire a minimum of three men’s health clinics, which would be reflected in the financials required as a part of the Schedule 1.12(b). As of May 31, 2011, none of these acquisitions had taken place, and there was no business justification or basis for the Company’s Board of Directors to proceed further with the acquisition, or to waive the failure to provide Schedule 1.12(b). To the extent our prior filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), represented that the transaction with MMC had closed, such filings were incorrect and have been modified by subsequent filings to correct disclosures. The Company may be subject to liabilities with regard to its filings under the Exchange Act that may have incorrectly characterized the MMC transaction as having closed. However, the Company’s financial statements have never included any results of operations of, or financial information concerning, MMC.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 2, 2011, the Company entered into an Asset Purchase Agreement with the Company's major shareholder, Chiril Luchinsky.  Mr. Luchinsky has been a major shareholder of the Company since 2007. The Agreement provided for the sale of the Company's following subsidiaries: IM Media Alianta SRL, SA Analytic Media Group and ICS Alkazar Media Services SRL, which included the Company's TV7 television channel. The Subsidiaries were sold pursuant to an Asset Purchase Agreement, dated as of February 2, 2011 [filed as Exhibit 10.9 to the Company’s 2010 Form 10-K, filed March 31, 2011], to Chiril Luchinsky, a director of the Company, pursuant to an Asset Purchase Agreement, dated as of February 2, 2011, in exchange for the surrender and transfer to the Company by Mr. Luchinsky of 4,800,000 shares of common stock of the Company owned by Mr. Luchinsky, which the Board valued at $1,800,000, determining such consideration to be fair to the Company.  The Company recognized a loss of $2,870,845 on this transaction as reported in the Company’s financial statements.

Item 3.02.  Sale of Unregistered Equity Securities.

We had previously incorrectly reported in our Current Report on Form 8-K that on February 10, 2011, as part of the acquisition of MMC, the Company issued to the former shareholder of MMC, Saddleworth Ventures L.L.C., whose sole member is Chris Smith, a total of 1,000 Class A Preferred Shares having a preference upon liquidation and 25,000 votes per share giving Mr. Smith beneficial control of the Company. Such shares were not in fact validly issued and Mr. Smith did not obtain control of the Company. The Company did not and does not have an authorized class of Preferred Stock to issue, although it did proceed to file a Schedule 14C Information Statement with the SEC for, inter alia, authorization of the class of Preferred Stock. The acquisition of MMC was terminated on May 31, 2011 due to failure of MMC to satisfy a closing condition under the Exchange Agreement, as discussed above in Item 1.02.

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Item 5.01.   Change in Control of Registrant.

We had previously incorrectly reported in the February 10, 2011, Form 8-K that on February 10, 2011, Chris Smith obtained control of the Company by virtue of his acquisition of 1,000 Class A Preferred Shares which carry with them 25,000,000 votes in any shareholder meeting or by consent of the majority shareholder, and that he obtained these Preferred Shares in exchange for all of the shares of MMC, now a wholly owned subsidiary of the Company.

The closing of the transaction with MMC and Mr. Smith under the Exchange Agreement did not occur as previously reported, as detailed elsewhere in this report, and Mr. Smith did not obtain control of the Company.  The proposed transaction by the Company with Mr. Smith and MMC was terminated by both parties effective May 31, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director; Election of Officer

On May 31, 2011, in connection with the termination of the Exchange Agreement, Mr. Chris Smith resigned as President and Chief Executive Officer and as a Director of the Company, effective immediately, and Iurie Bordian, the sole remaining director, was elected the Chief Executive Officer of the Company.

Item 8.01. Other Events.

Following termination of the Exchange Agreement, we are continuing to operate our TV production and broadcasting operations in the Republic of Moldova, which is located between Romania and Ukraine in Eastern Europe. Our media products consist of programs produced by the Russian TV channels NTV and TNT and in-house production programs. NTV is a news channel. Traditionally news programs are watched by the largest audiences. NTV is the only broadcasting company in Russia that on a daily basis prepares more than 10 news programs ( http://www.gazprom-media.com/en/tv.xml?&company_id=47). TNT channel is directed at audiences aged 18-45, which are of the greatest commercial interest for advertisers (http://www.gazprom-media.com/en/tv.xml?&company_id=49, http://tnt-online.ru/). Focusing on entertainment, "TNT-Bravo" broadcasts an optimal mix of programs that are of interest to its target audience. The split of the two TV channels content for different types of viewers allows the Company to find the best solutions to secure brand advertisers with the targeted audience. The media revenues of the Company are dependent on advertising sales and broadcasting sponsorships. In 2010, the TNT-Bravo channel had a 11% commercial market share for the capital of Moldova and a 4% commercial market share for the Republic of Moldova as a whole.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.
By:	/s/ Iurie Bordian
Name:	Iurie Bordian
Title:	Chief Executive Officer

Date: July 28, 2011

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